EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of ISB Financial Corporation on Form S-8 (File No. 333-28859, 333-79811 and
333-81315) of our report dated February 11, 2000, on our audits of the consolidated financial statements of ISB Financial Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/Castaing, Hussey, Lolan & Dauterive, L.L.P.


New Iberia, Louisiana
March 28, 2000